UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2005

PEOPLES ENERGY CORPORATION
THE PEOPLES GAS LIGHT AND COKE COMPANY
NORTH SHORE GAS COMPANY
(Exact name of registrants as specified in their charters)

Illinois	1-5540	36-2642766
Illinois	2-26983	36-1613900
Illinois	2-35965	36-1558720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 East Randolph Drive, 24th Floor Chicago, Illinois	60601-6207
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (312) 240-4000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

 On July 7, 2005, Peoples Energy Corporation (the Company) executed a retainer agreement with its General Counsel, Mr. Theodore R. Tetzlaff. Mr. Tetzlaff serves as General Counsel of the Company and its subsidiaries, including The Peoples Gas Light and Coke Company and North Shore Gas Company, at the pleasure of each registrant's Board of Directors.

The retainer agreement provides that in consideration of Mr. Tetzlaff's agreement to devote whatever time is necessary to attend to the professional duties required by the office of General Counsel, the Company will pay Mr. Tetzlaff $62,500 per month plus reimbursement of reasonable expenses, retroactive to June 1, 2005. Mr. Tetzlaff recently became a partner in the law firm of Ungaretti & Harris. Under the retainer agreement, any law firm with which Mr. Tetzlaff affiliates will not charge the Company for Mr. Tetzlaff's services. Further, Mr. Tetzlaff will not receive from the law firm any part of fees which may be paid by the Company or its subsidiaries to the firm for services.

A copy of the retainer agreement will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the fiscal period ending June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES ENERGY CORPORATION THE PEOPLES GAS LIGHT AND COKE COMPANY NORTH SHORE GAS COMPANY
(Registrants)

Date: July 7, 2005	By: /s/ THOMAS A. NARDI
Thomas A. Nardi
Senior Vice President and Chief Financial Officer